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                                                                   EXHIBIT 10.32

                                                            [KASIKORN BANK LOGO]

                                                                 L 828/1842/2546

                                 LOAN AGREEMENT

                                 Executed at Kasikornbank Public Company Limited

                                                           Date 2nd OCTOBER 2003

            Whereas we, TRIO-TECH (BANGKOK) COMPANY LIMITED with the registered office at No. 327 Chalongkrung Road, Lat Krabang Industrial Estate, Khwaeng Lumpratew, Khet Lat Krabang, Bangkok (hereinafter called the "BORROWER"), wish to borrow from KASIKORNBANK PUBLIC COMPANY LIMITED [formerly known as the Thai Farmer Bank Public Company Limited] with its registered office at No. 1, Soi Kasikornthai, Ratburana Road, Khwaeng Ratburana, Khet Ratburana, Bangkok, Thailand (hereinafter called the "LENDER"), the aggregate principal amount of BAHT 9,630,000.- (BAHT NINE MILLION SIX HUNDRED THIRTY THOUSAND ONLY) for the purpose of construction of the Borrower's plant as evidenced by the construction contract dated 23 May 2003 to which the Borrower is the party.

            Whereas, the Lender agrees to lend the Borrower such Principal amount as the loan, upon terms and conditions of this Agreement as follows:

            1. The Borrower agrees to borrow from the Lender and the Lender agrees to lend the Borrower the aggregate principal amount of Baht 9,630,000.- (BAHT NINE MILLION SIX HUNDRED THIRTY THOUSAND ONLY) (hereinafter called the "PRINCIPAL"), which the Borrower wishes to obtain from the Lender under 2 drawings as follows:

                  A. 1st Drawing shall be made no later than 30 October 2003 in the amount of BAHT 6,741,000.- (BAHT SIX MILLION SEVEN HUNDRED FORTY ONE THOUSAND ONLY); and

                  B. 2nd Drawing shall be made no later than 20 December 2003 in the amount of BAHT 2,889,000.- (BAHT TWO MILLION EIGHT HUNDRED EIGHTY NINE THOUSAND ONLY).

            Each drawing as mentioned above shall be made together with and upon the Borrower's submission of the request for drawing and upon the terms and conditions set forth herein, as well as upon the Lender's sole discretion that such request for drawing of the Borrower is deemed appropriate and necessary. For such request of drawing, the Borrower shall inform, at least 5 (FIVE) banking days prior to each date on which the Borrower intends to make the relevant drawdown, the Lender by virtue of execution and delivery to the Lender a Notice of Drawing in the form of APPENDIX A attached hereto which shall be deemed as an integral part hereof.

            If the Borrower fails to comply with the aforesaid condition or fails to draw the Principal within and in compliance with any period of drawing as specified under this Clause 1, or if at any time, in the reasonable discretion of the Lender, there shall exist any situation which indicates that the performance by the Borrower of its obligations under this Agreement shall not be able to be expected, the Lender may, by notice to the Borrower, suspend or cancel the right of the Borrower to draw the Principal. Upon such giving notice, any non-drawing portion of the Principal shall be suspended or cancelled as the case may be.

                                        [TRIO-TECH (BANGKOK) CO., LTD. STAMP]

                                        /s/ Yong Siew Wai
                                        -----------------

                                        /s/ Victor Ting Hock Ming
                                        -------------------------
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The exercise of any right hereof by the Lender shall not preclude the Lender from exercising the rights under any other provision of this Agreement.

            2. Upon receipt of each Notice of Drawing, the Lender shall advance to the Borrower the portion of the Principal as specified in Clause 1 and in the relevant Notice of Drawing or the portion of the Principal that the Lender deems appropriate on such drawing date, and simultaneously the Borrower shall execute and deliver to the Lender the Receipt in the substantial form of APPENDIX B attached hereto which shall be deemed as an integral part hereof, evidencing the Borrower's receipt of such Principal being advanced by the Lender hereunder.

            3. The Borrower agrees to monthly pay interest to the Lender on the unpaid balance of the Principal from time to time outstanding, the interest accrued thereon shall be commencing from the first drawing month until the interest maturity (whether by acceleration or otherwise) at the rate per annum and in accordance with the period therefor as follows:

                  3.1 at the rate of 4.5% (FOUR POINT FIVE PERCENT) per annum for the period of 24 (TWENTY-FOUR) months, effective and commencing from the date the Principal is first drawn; and

                  3.2 at the Lender's MLR (Minimum Loan Rate), effective and commencing upon the end of the 24TH (TWENTY-FOURTH) month as mentioned in Sub-Clause 3.1 until the end of loan period.

            The Lender's MLR (Minimum Loan Rate) shall hereby mean the most favorable rate as from time to time quoted and charged by the Lender to its prime customers for the loan which repayment period not less than one year, provided that the Lender's MLR shall be subject to change without any prior notice to the Promisor. The said Lender's MLR as of the execution date hereof is 5.5% (FIVE POINT FIVE PERCENT) per annum.

            The Borrower also agrees to pay interest, on the Lender's demand, on overdue Principal from time to time default up to the time of actual payment, at the default interest rate announced from time to time by the Lender and charged from the Lender's customers who defaulted in repayment or payment which as of the execution date hereof, the default interest rate is 13.5% (THIRTEEN POINT FIVE PERCENT) per annum. The Borrower agrees and acknowledges that such default interest rate is subject to change, without any notice to the Borrower, by the Lender from time to time.

            4. The Borrower agrees to repay the drawdown Principal to the Lender in 48 (FORTY-EIGHT) installments payable once in every month. The first repayment installment shall be due and payable on the 4TH (FORTH) month from the month in which the first drawing has been made by the Borrower, and the further due repayment date shall be due and payable on each relevant due repayment date. The Borrower shall make such monthly repayment to the Lender within the last banking day of each month due at the Lender's office and within the banking hours. The amount for each repayment installment which shall be made by the Borrower shall be BAHT 200,000.- (BAHT TWO HUNDRED THOUSAND ONLY).

                                        [TRIO-TECH (BANGKOK) CO., LTD. STAMP]

                                        /s/ Yong Siew Wai
                                        -----------------

                                        /s/ Victor Ting Hock Ming
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